                                                                   EXHIBIT 10.44

CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R. (S)(S)200.80(b)(4), 200.83 AND 240.24b-2



               DRUG DISCOVERY, DEVELOPMENT, AND LICENSE AGREEMENT

                                 by and between

                              DIVERSA CORPORATION

                                      and

                       INTRABIOTICS PHARMACEUTICALS, INC.

1.   Definitions....................................................................    1

2.   R&D Program....................................................................    8

     2.1   R&D Program..............................................................    8

     2.2   Research and Development Activities......................................    8

     2.3   Limited Use of Materials Provided by Diversa.............................    9

     2.4   Records..................................................................    9

     2.5   Permitted Affiliates, its Sublicensees and Third Party Subcontractors....   10

3.   Committees; Selection Of Compounds And Compound Derivatives....................   10

     3.1   Organization.............................................................   10

     3.2   Responsibilities.........................................................   11

     3.3   Meetings of the RMC and Steering Committee...............................   13

     3.4   Requirements for Action..................................................   13

     3.5   Members..................................................................   13

     3.6   Visits to Facilities.....................................................   14

     3.7   Information Sharing......................................................   14

     3.8   Dispute Resolution.......................................................   14

     3.9   Expenses.................................................................   14

4.   Grant Of Rights And Reversion Of Rights........................................   14

     4.1   License..................................................................   14

     4.2   Rights to Sublicense.....................................................   15

     4.3   License Period...........................................................   16

     4.4   Reserved Sets............................................................   17

     4.5   IBP Diligence Obligations................................................   18

     4.6   Reversion of Rights to Diversa...........................................   19

     4.7   Manufacturing Rights.....................................................   20

     4.8   Extension of Research Period.............................................   21

     4.9   Compound Exclusivity; Non-Compete........................................   21

5.   Intellectual Property Rights...................................................   21

     5.1   Intellectual Property Ownership..........................................   21

     5.2   Filing, Prosecution and Maintenance of Patents...........................   22

     5.3   Cooperation of the Parties...............................................   23

     5.4   Potential Assignments To IBP.............................................   23

     5.5   Infringement by Third Parties............................................   24

     5.6   Third Party Claims of Infringement.......................................   25

     5.7   Hold Harmless............................................................   25

6.   Payments, Reports, and Records.................................................   25

     6.1   Technology Access Fee Payments...........................................   25

     6.2   Research Funding.........................................................   25

     6.3   Milestone Payments; Diligence Payment....................................   26

     6.4   Royalties................................................................   28

     6.5   Reports and Payments.....................................................   28

     6.6   Payments by IBP to Diversa...............................................   29

     6.7   Records..................................................................   29

     6.8   Late Payments............................................................   30

7.   Confidential Information.......................................................   30

     7.1   Definition of Confidential Information...................................   30

     7.2   Obligations..............................................................   30

     7.3   Exceptions...............................................................   31

     7.4   Survival of Obligations..................................................   31

     7.5   Public Announcement......................................................   31

     7.6   Publication..............................................................   32

8.   Representations, Warranties, and Disclaimers...................................   32

     8.1   Organization; Good Standing..............................................   32

     8.2   Binding Obligation; Due Authorization; No Conflict.......................   32

     8.3   No Suit..................................................................   33

     8.4   Title to Intellectual Property Rights....................................   33

     8.5   No Violations of Third Party Intellectual Property Rights................   33

     8.6   No Unauthorized Use Necessary............................................   33

     8.7   Proper Assignment of Inventions..........................................   33

     8.8   Disclaimers..............................................................   33

     8.9   Limitation of Liability..................................................   34

9.   Indemnification................................................................   34

     9.1    Indemnification.........................................................   34

     9.2    Procedures..............................................................   35

10.  Term and Termination...........................................................   35

     10.1   Term....................................................................   35

     10.2   Mutual Consent..........................................................   35

     10.3   Default.................................................................   35

     10.4   Bankruptcy..............................................................   36

     10.5   Disposition of Confidential Information.................................   37

     10.6   Effect of Termination or Expiration.....................................   37

11.  Dispute Resolution.............................................................   37

     11.1   Informal Dispute Resolution.............................................   37

     11.2   Mediation...............................................................   37

     11.3   Court of Law............................................................   38

     11.4   Confidentiality.........................................................   38

12.  Miscellaneous..................................................................   38

     12.1   Relationship of Parties.................................................   38

     12.2   Governing Law...........................................................   38

     12.3   Binding Effect..........................................................   38

     12.4   Assignment..............................................................   38

     12.5   Notices.................................................................   38

     12.6   Exports.................................................................   39

     12.7   Amendment and Waiver....................................................   39

     12.8   Severability............................................................   39

     12.9   Third Parties...........................................................   39

     12.10  Entire Agreement........................................................   40

     12.11  Regulatory Filings......................................................   40

     12.12  Force Majeure...........................................................   40

     12.13  Withholding.............................................................   40

     12.14  No Trademark Rights.....................................................   40

     12.15  Counterparts............................................................   41

     12.16  Titles and Subtitles; Form of Pronouns; Construction and Definitions....   41

               DRUG DISCOVERY, DEVELOPMENT, AND LICENSE AGREEMENT

     This Drug Discovery, Development, and License Agreement, dated and effective as of January 6, 2001 (the "Effective Date"), is by and between Diversa Corporation, a Delaware corporation ("Diversa"), having its principal place of business at 4955 Directors Place, San Diego, California 92121, and IntraBiotics Pharmaceuticals, Inc., a Delaware corporation ("IBP"), having its principal place of business at 2021 Stierlin Court, Mountain View, California 94043 (collectively, the "Parties").

                                    Recitals

     Whereas, Diversa has developed proprietary technologies for the rapid discovery, development and optimization of Compounds (as such term is defined below); and

     Whereas, IBP is developing novel antibacterial and antifungal drugs for the prevention or treatment of serious infectious diseases; and

     Whereas, IBP and Diversa desire to collaborate to identify novel molecules derived from Diversa Technology (as such term is defined below) that demonstrate efficacy against assays that are designed to identify compounds having antibacterial or antifungal properties; and

     Whereas, as part of such collaboration, IBP and Diversa desire to use certain other of their respective technologies to improve the discovery process for delivering optimized lead drug candidates prior to pre-clinical testing; and

     Whereas, the Parties desire to set forth herein the terms governing such collaboration.

     Now, Therefore, in consideration of the mutual covenants set forth in this Agreement, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:

1.  Definitions

     "Active Substructure" shall mean the [***] structure that is [***] of a Compound or Compound Derivative and which has been identified or confirmed against antibacterial or antifungal screens under the Work Plan.

     "Affiliate" shall mean any entity that directly or indirectly Owns, is Owned by or is under common Ownership, with IBP, or Diversa, as the case may be, where "Owns," "Owned" or "Ownership" means direct or indirect possession of more than fifty percent (50%) of the outstanding voting securities of a corporation or a comparable equity interest in any other type of entity or such lesser amount as constitutes control in the relevant jurisdiction.

     "Agreement" shall mean this Drug Discovery, Development, and License Agreement.

-----------------------
* CONFIDENTIAL TREATMENT REQUESTED

     "Alternate" shall have the meaning set forth in Section 3.5.

     "Annual Net Sales" shall mean the Net Sales made within each calendar year.

     "Audited Party" shall have the meaning set forth in Section 6.7.

     "Auditing Party" shall have the meaning set forth in Section 6.7.

     "Committee Member" shall have the meaning set forth in Section 3.1.1.

     "Compound" shall mean a chemical compound that: (1) is initially [***] during the Research Period, (2) has a [***] the Parties to allow [***] to determine whether such [***], and (3) is not an Excluded Compound [***] with respect to such compound pursuant to [***].

     "Compound Derivative" shall mean any [***] of a particular Compound that has all of the following properties:

          (1)  that [***] of such Compound; and

          (2) the [***] of which has been [***] under the Work Plan as those used to identify such Compound; and

          (3)  which was [***] such Compound or [***] of such Compound; and

          (4) where the Active Substructure of such [***] with respect to such Compound, if an Active Substructure has [***] with respect to such Compound; and

          (5) that was identified by either Party or by both Parties together during the Research Period and [***]; and

          (6) the [***] of which has been [***] and [***] in accordance with the terms of this Agreement; and

          (7)  which is not an Excluded Compound at the [***] hereunder.

     "Compound Patent(s)" shall have the meaning set forth in Section 5.2.2.

     "Compound Set" shall mean, with respect to [***] with respect to such Compound. A Compound Set shall not include [***].

     "Confidential Information" shall have the meaning set forth in Section 7.1.

     "CPI" shall mean the Consumer Price Index for Urban Consumers, as published by the United States Department of Labor from time to time, or, if such statistic is no longer published, any similar inflation factor as may be mutually agreed to by the Parties in writing.

     "Defaulting Party" shall have the meaning set forth in Section 10.3.1.


-----------------------
* CONFIDENTIAL TREATMENT REQUESTED

     "Disclosing Party" shall mean that Party disclosing Confidential Information under Section 7.1.

     "Dispute" shall have the meaning set forth in Section 11.1.

     "Diversa Know-How" shall mean all know-how, trade secrets, inventions, data, processes, procedures, devices, methods, formulas, media and all lines, reagents, protocols and marketing and other information, including improvements thereon, whether or not patentable, but which are necessary or useful for the commercial exploitation of the Diversa Patent Rights, the conduct of the research and development activities hereunder, the development, use, or manufacture of compounds [***], the development, use, manufacture, offer for sale, sale, or import of Products, in each case which are owned by or licensed to Diversa, with the right to sublicense, as of the Effective Date or otherwise during the Research Period (including the [***]). Diversa Know-How shall not include Diversa Patent Rights.

     "Diversa Patent Rights" shall mean all patent applications and issued and subsisting patents, including, without limitation, all provisionals, converted provisionals, continued prosecution applications, substitutions, divisionals, continuations, continuations-in-part, reissues, reexaminations, extensions and supplementary protection certificates thereof, including foreign counterparts of the foregoing owned by or licensed to Diversa, with the right to sublicense, as of the Effective Date or otherwise during the Research Period (including the [***]), which are necessary or useful to conduct research and development activities hereunder, to develop, use, or manufacture compounds within Compound Sets, or to develop, use, manufacture, offer for sale, sale, or import Products.

     "Diversa Technology" shall mean the Diversa Know-How and the Diversa Patent Rights.

     "EMEA" means the European Medicines Evaluation Agency, or any successor agency thereto which coordinates the scientific review of human pharmaceutical products under the centralized licensing procedure in the European Union.

     "Excluded Compound" shall mean any chemical compound with respect to which Diversa has granted rights or an option to obtain rights to a Third Party prior to the date upon which IBP notifies Diversa that IBP desires to obtain a license or other right pursuant to this Agreement such that Diversa could not grant to IBP a License under Section 4.1 to such compound without breaching its obligations to such Third Party.

     "FDA" means the United States Food and Drug Administration, or any successor agency thereto having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products, delivery systems and devices in the United States.

     "Field" shall mean use in the treatment, prevention or diagnosis of a fungal or bacterial infection in humans.


-----------------------
* CONFIDENTIAL TREATMENT REQUESTED

     "FTE" shall mean the equivalent of one full year of work on a full time basis by a scientist or other professional (whether an employee or independent contractor of Diversa) possessing skills and experience necessary to carry out the research activities by Diversa contemplated by this Agreement, determined in accordance with the Diversa's normal policies and procedures.

     "IBP Know-How" shall mean all know-how, trade secrets, inventions, data, processes, procedures, devices, methods, formulas, media and all lines, reagents, protocols and marketing and other information, including improvements thereon, whether or not patentable, but which are necessary or useful for the commercial exploitation of the IBP Patent Rights, the conduct of the research and development activities hereunder, the development, use, or manufacture of compounds within Compound Sets, the development, use, manufacture, offer for sale, sale, or import of Products, in each case which are owned by or licensed to IBP, with the right to sublicense, as of the Effective Date or otherwise during the Research Period (including the six-month period of Section 4.8). IBP Know-How shall not include IBP Patent Rights.

     "IBP Patent Rights" shall mean all patent applications and issued and subsisting patents, including, without limitation, all provisionals, converted provisionals, continued prosecution applications, substitutions, divisionals, continuations, continuations-in-part, reissues, reexaminations, extensions and supplementary protection certificates thereof, including foreign counterparts of the foregoing owned by or licensed to IBP, with the right to sublicense, as of the Effective Date or otherwise during the Research Period (including the six-month period of Section 4.8), which are necessary or useful to conduct research and development activities hereunder, or the development, use, or manufacture compounds within Compound Sets, or to develop, use, manufacture, offer for sale, sale, or import Products.

     "IBP Technology" shall mean the IBP Know-How and the IBP Patent Rights.

     "IND" shall mean an investigational new drug application (or equivalent application outside of the United States).

     "IND-Enabling Toxicology Studies" shall mean toxicology studies as required or suggested by the FDA (or equivalent agency outside of the United States) for filing of an IND.

     "Indemnitee" shall have the meaning set forth in Section 9.2.

     "Indemnitor" shall have the meaning set forth in Section 9.2.

     "Independent Expert" shall have the meaning set forth in Section 4.6.1.

     "Industry Expert" shall have the meaning set forth in Section 3.2.4.

     "JAMS" shall have the meaning set forth in Section 11.2.

     "Lead Compound" shall mean a particular compound in a particular Compound Set that is selected by IBP pursuant to the terms of this Agreement for commencement of preclinical and clinical development activities. Such activities include, but are not limited to, [***].

     "License" shall have the meaning set forth in Section 4.1.

     "License Period" shall have the meaning set forth in Section 4.3.

     "Major Market" shall mean any one of the following countries:  the [***].

     "Mediation Rules" shall have the meaning set forth in Section 11.2.

     "MHW" the Ministry of Health and Welfare agency of Japan or any successor agency thereto which coordinates the scientific review of human pharmaceutical products under the licensing procedures in Japan.

     "Net Sales" shall mean, with respect to each given country, the gross amount invoiced for sales of Products by or on behalf of a Party, its Affiliates or Sublicensees to any Third Party (whether an end-user, a distributor or otherwise), exclusive of inter-company transfers or sales to or from Affiliates or Sublicensees, less the following deductions from such gross amounts only to the extent reasonable and customary, and which are actually incurred and included in gross amounts invoiced:

               (a) credits or allowances actually granted for damaged products, returns or rejections of product and retroactive price reductions;

               (b) freight, postage, shipping, customs, duties and insurance charges;

               (c) sales, value added or similar taxes measured by the billing amount, when included in billing;

               (d) charge back payments and rebates granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers;

               (e) commissions paid to Third Parties other than sales personnel and sales representatives or sales agents by such Party, its Affiliates or Sublicensees; and

               (f) rebates (or equivalents thereof) granted to or charged by national, state or local government authorities in countries other than the United States and actually paid by such Party, its Affiliates or Sublicensees in accordance with the applicable laws, regulations or rules of such countries.

     If a Product is sold in the form of a combination product, Net Sales for such combination product shall be calculated by multiplying actual Net Sales of such combination product by the fraction A/(A+B) where: A is the invoice price of the Product contained in the combination


-----------------------
* CONFIDENTIAL TREATMENT REQUESTED
product if sold separately by a Party, its Affiliate, or Sublicensee; and B is the invoice price of any other active component or components in the combination product if sold separately by such Party, its Affiliate, or Sublicensee. If the Product is sold in the form of a combination product for which the Net Sales cannot reasonably be calculated using such formula, then the Net Sales for purposes of determining royalty payments shall be negotiated in good faith and agreed upon in writing by the Parties based on the relative value contributed by each component.

     "Non-Defaulting Party" shall have the meaning set forth in Section 10.3.1.

     "Notice of Default" shall have the meaning set forth in Section 10.3.1.

     "Notification" shall have the meaning set forth in Section 3.2.3.

     "Party" shall mean Diversa or IBP, as applicable.

     "Patent Rights" shall mean Diversa Patent Rights or IBP Patent Rights, as applicable.

     "Performance Default" shall have the meaning set forth in Section 10.3.1.

     "Product" shall mean a commercial product containing, consisting of, based on, or incorporating any compound in a Compound Set for use in the Field.

     "Program Inventions" shall mean all inventions, discoveries, developments and improvements, whether or not patentable, conceived of by employees or consultants of either Party, or jointly by employees and consultants of both Parties, in the course of the activities conducted under the Work Plan during the Research Period and if applicable, [***].

     "Progress Report" shall have the meaning set forth in Section 3.7.

     "Project Leader" shall have the meaning set forth in Section 3.1.3.

     "R&D Data" means all data, including, but not limited to, all in vitro and in vivo data, structure elucidation data, the medicinal chemistry efforts, and any other information obtained or developed in the course of performance of the R&D Program.

     "R&D Program" shall mean the research and development program to be conducted by Diversa and IBP pursuant to Section 2, as more fully described in the Work Plan. The R&D Program with respect to a given compound in a Compound Set shall end upon the earliest of (i) the date that an investigational new drug application (or equivalent application outside of the United States) is filed for a Product containing such compound or (ii) the date that any License with respect to such compound terminates.

     "Receiving Party" shall mean that Party receiving Confidential Information under Section 7.1.


-----------------------
* CONFIDENTIAL TREATMENT REQUESTED

     "Regulatory Approval" shall mean any approvals (including supplements, amendments, pre- and post-approvals and price approvals), licenses, registrations or authorizations of any national, supra-national (e.g., the European Commission or the Council of the European Union), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the manufacture, distribution, use or sale of Products in a regulatory jurisdiction.

     "Representation Default" shall have the meaning set forth in Section
10.3.1.

     "Research Period" shall mean the period beginning on the Effective Date and ending upon the third anniversary of the Effective Date, unless extended by mutual written agreement of the Parties in accordance with the terms of this Agreement.

     "Reserved Set" shall have the meaning set forth in Section 4.4.

     "Reversion License" shall have the meaning set forth in Section 4.6.1.

     "Royalty Period" shall mean, with respect to each Product in any country, every calendar quarter, or partial calendar quarter, commencing with the first arms-length, commercial sale of such Product in such country and ending upon the later to occur of (a) the date all Valid Claims included in patents covering Program Inventions under the license of Section 4.1.1 covering a Product (or any associated Lead Compound contained therein) in that country have expired, or (b) the date all Valid Claims included in the Diversa Patent Rights covering a Product (or any associated Lead Compound contained therein) in that country have expired, or (c) twelve (12) years from the date of the first arms-length commercial sale in that country of the applicable Product.

     "RMC" shall have the meaning set forth in Section 3.1.1.

     "Senior Executives" shall have the meaning set forth in Section 11.1.

     "Staffing Level" shall have the meaning set forth in Section 2.2.1.

     "Steering Committee" shall have the meaning set forth in Section 3.1.2.

     "Sublicensee" shall mean any Third Party licensed by IBP or its Affiliates to make, use (except where the implied right to use accompanies the sale to the Third Party of any Product by IBP or its Affiliates or Sublicensees), sell, import, export, advertise, promote and otherwise commercialize any Product.

     "Territory" shall mean the world.

     "Third Party" shall mean any individual, partnership, joint venture, corporation, trust, estate, unincorporated organization, government or any department or agency thereof, or any other entity other than Diversa or IBP or an Affiliate of Diversa or IBP.

     "Valid Claim" shall mean a claim included in (a) any issued patent, which, with respect to any pending claim, has not been irrevocably abandoned or held to be unpatentable by a court or other authority of competent jurisdiction in a proceeding which is not reversed, not appealable and not appealed, or, with respect to any issued claim, has not been held invalid by a decision of a court or other authority of competent jurisdiction which is not reversed, not appealable and not appealed or
(b) any patent application within the Patent Rights of either Party, so long as such application is being prosecuted and the claim in question has not been abandoned by the owner Party of the application (and provided that such patent application has not been pending for more than seven (7) years in the country in question).

     "Work Plan" shall mean the work plan that outlines the research and development activities to be performed by Diversa and IBP hereunder, including identification of deliverables from IBP and Diversa, which is set forth in a letter agreement between the Parties of even date herewith. In case of any discrepancies between the terms of the Work Plan and the terms of this Agreement, the terms of this Agreement shall prevail.

     The above definitions are intended to encompass the defined terms in both the singular and plural tenses.

2.   R&D Program

     2.1  R&D Program.   The scope of the collaboration between IBP and Diversa
during the Research Period will be the areas of discovery, optimization, and development of Compound Sets in the Field, as well as all other aspects of the R&D Program, being defined in more detail in the Work Plan, which is hereby incorporated by reference into this Agreement. The Parties shall work together to identify compounds having potential use in the Field, and intend that IBP may obtain exclusive rights to such Compound Sets, subject to certain diligence and payment obligations as provided in this Agreement.

     2.2  Research and Development Activities.

          2.2.1 Staffing Level. In carrying out the R&D Program, Diversa shall devote [***] FTEs per year during the Research Period (the "Staffing Level"), and IBP shall pay Diversa for the services of such FTEs as set forth herein. Diversa shall not be obligated to utilize more than [***] FTEs per year during the Research Period in carrying out the R&D Program unless the Parties otherwise mutually agree. If IBP chooses to exercise its option under [***], the Parties shall mutually agree to the number of FTEs dedicated to the development of Compound Derivatives during the specified [***]. The FTE rate applicable at the time of IBP's exercise shall be the FTE rate for such mutually agreed FTEs. Notwithstanding the foregoing or anything contained herein to the contrary, the Staffing Level shall remain at [***] FTEs per year during the Research Period, unless the Parties mutually agree in writing to a change in the Staffing Level. Following the Research Period, if IBP requests that Diversa perform research services hereunder with respect to a compound within a Compound Set subject to a License (e.g., for supply of a Compound following the Research Period where such Compound is a member of a formerly Reserved Set), Diversa hereby agrees to discuss such request in good faith with IBP; provided, however, that Diversa shall not be obligated to agree to perform such services, and IBP


-----------------------
* CONFIDENTIAL TREATMENT REQUESTED
shall be required to pay Diversa for any such services performed by Diversa FTEs at Diversa's then applicable FTE rate.

          2.2.2 Commercially Reasonable Efforts. Diversa and IBP shall use commercially reasonable efforts to perform the tasks for which each Party is responsible as set forth in the Work Plan, and to provide the facilities, materials, and equipment necessary to perform the R&D Program under the Work Plan.

          2.2.3 Allocation of Responsibility. While the Parties intend to work collaboratively under the auspices of the RMC to specify the Party or Parties with responsibility for performing the specific research and development activities under the R&D Program, IBP shall be responsible for performing (or, subject to the limitations herein, arranging for Third Party subcontractors to perform) all research and development activities under the R&D Program that are not specified to be performed by Diversa. IBP shall be responsible for funding all research and development activities conducted hereunder, including those by Diversa or by IBP and by permitted Third Parties, if any, designated to conduct research and/or development activities in support of the R&D Program.

     2.3 Limited Use of Materials Provided by Diversa. IBP agrees that it will use materials provided from Diversa's environmental libraries pursuant to the Work Plan only for (i) screening such materials in connection with the R&D Program against assays selected by the RMC and/or (ii) conducting a medicinal chemistry program with respect to any particular Compound within such materials, and IBP agrees that it will not use such materials for any other purpose. IBP may not transfer such materials to any Affiliate, Sublicensee or Third Party subcontractor unless: (i) IBP notifies Diversa, through the RMC, of such transfer and (ii) IBP executes a agreement that governs the transfer of such materials that provides ownership of all inventions made or discovered using such materials to be allocated in a manner substantially consistent with the provisions of Article 5, as well as an obligation of confidentiality substantially similar to those set forth in Article 7, and a limitation on use of such materials to the performance of work under this Agreement. IBP and Diversa will separately inform the RMC in writing of the assays to be used in its screening of such materials prior to commencing such screening. IBP will provide Diversa with regular written reports identifying the extracts and assays used in such screening and the results of such screening. Diversa will provide IBP with regular written reports identifying the materials and assays used in such screening and the results of such screening. IBP will employ a system to track the identity and use of such materials and to ensure that such materials are maintained separately from any other materials used by IBP (or any Affiliate of IBP, its Sublicensee or Third Party subcontractor) and will provide Diversa with a detailed description of such system prior to the delivery of any materials by Diversa to IBP under the Work Plan.

     2.4 Records. During the Research Period and if applicable, the six-month period of Section 4.8, and continuing for a period of [***] thereafter, and/or as required by regulatory bodies, Diversa and IBP shall maintain records of the R&D Program (or cause such records to be maintained), both in notebooks and electronic forms that are generated for the R&D Program that are separate from any Third Party information, in sufficient detail and good scientific


-----------------------
* CONFIDENTIAL TREATMENT REQUESTED
manner as will properly reflect all work done in the R&D Program and results achieved in the performance of the R&D Program. During the Research Period and continuing for a period of [***] thereafter, each Party shall allow the other Party to have reasonable access to all pertinent R&D Data generated by or on behalf of such Party with respect to any Lead Compound and Product. This retention of records may be extended if there is a legal proceeding pending (i.e., court action, or United States interference or opposition in any country involving Diversa's or IBP's intellectual property applicable to information within such records) where those records are reasonably required and a written request with the reason is provided to the other Party. Nothing herein shall require, or be construed to require, that either Party disclose to the other Party any of its Know-How, except to the extent necessary for the development and/or commercialization of Lead Compounds and Products.

     2.5 Permitted Affiliates, its Sublicensees and Third Party Subcontractors. The Parties contemplate that either Party may have certain of the work to be performed by such Party in support of the R&D Program be performed by an Affiliate of such Party, or its Sublicensees, or any Third Party subcontractor hired for the sole purpose of performing such work, in accordance with the terms set forth herein so long as any inventions or discoveries made or discovered by an Affiliate of such Party, or its Sublicensees, or any Third Party subcontractor during the course of performing such work shall be owned by the appropriate Party as set forth in Article 5. Such Affiliate, Sublicensee or Third Party subcontractor may be involved in the following research and development activities: developing and performing assays, manufacturing Compound Derivatives and the Lead Compound, and running toxicology and stability studies. Each Party shall remain primarily responsible for the work to be performed by such Party, even if such work is performed by an Affiliate, Sublicensee, or Third Party subcontractor in support of the R&D Program under this Agreement. Either Party shall be permitted to involve Third Party subcontractors, its Sublicensees and/or its Affiliates with specific aspects of the R&D Program. In all events, however, the Party delegating any aspects of the R&D Program to Affiliates, Sublicensees or Third Party Subcontractor shall remain responsible hereunder for the activities of such Affiliates, Sublicensees, or Third Party subcontractors.

3.   Committees; Selection Of Compounds And Compound Derivatives

     3.1  Organization.

          3.1.1 Research Management Committee. IBP and Diversa shall establish a research management committee (the "RMC") comprised of [***] persons (each, a "Committee Member"), [***] of whom shall be appointed by IBP and [***] of whom shall be appointed by Diversa. The RMC may invite other persons, including representatives of the Parties, to participate in meetings of the RMC, as appropriate, subject to appropriate obligations of confidentiality and non-use and provided that such persons shall not have the right to vote as Committee Members. The Parties may mutually agree to increase the number of Committee Members on the RMC if they determine that such increase would allow individuals with appropriate expertise to participate in the RMC, provided that after implementation of any increase in the number of Committee Members, each Party shall have an equal number of representatives on the RMC.


-----------------------
* CONFIDENTIAL TREATMENT REQUESTED

          3.1.2 Steering Committee. In addition, IBP and Diversa shall establish a steering committee (the "Steering Committee"), consisting of the Chief Executive Officer of Diversa and the Chief Executive Officer of IBP, whose role shall be to oversee the functioning of the RMC and to resolve disputes within the RMC as described in Section 3.8.

          3.1.3 Project Leaders. Diversa and IBP shall each name one of its RMC members to serve as a co-director of the R&D Program (each, a "Project Leader"). The Project Leaders shall oversee the implementation of the decisions and conclusions of the RMC with respect to the execution of the Work Plan, and address the day-to-day issues arising under the R&D Program.

     3.2 Responsibilities. The purpose of the RMC shall be to plan, coordinate, and direct the research efforts related to the R&D Program and to ensure the execution of the Work Plan. Responsibilities to effect this purpose include, but are not limited to, the following:

          3.2.1 Proposing Amendments to Work Plan. Either Party's representatives on the RMC shall be permitted to propose amendments to the Work Plan. All such proposals to amend the Work Plan shall be in writing and delivered to each Committee Member prior to the RMC's approval of such proposed amendment(s). Any material amendment(s) to the Work Plan shall be approved in writing by all Committee Members at a meeting of the RMC (or by written consent of all Committee Members) and, following approval of such amendment(s) by the RMC, shall be included in the minutes of such meeting. Specifically, any proposed change to the Staffing Level shall first be unanimously approved by the Committee Members and submitted to both Parties for written approval; however, if the RMC cannot agree to such a change to the Staffing Level, such issue shall be presented to the members of the Steering Committee as set forth in Section
3.8. Notwithstanding anything contained herein to the contrary, the Staffing Level shall not be changed during the Research Period absent the written approval of both Parties.

          3.2.2 Review of Reports. At least quarterly, or at such other more frequent intervals as determined by the RMC, the RMC shall deliver to Diversa and IBP reports disclosing a complete compilation of all R&D Data and revisions to the Work Plan, as appropriate. The Parties will review such R&D Data to determine progress made on the R&D Program. Reports prepared by the RMC and delivered to each Party shall be subject to the confidentiality provisions contained herein.

          3.2.3 Designation of Compound. If, as part of the research activities hereunder in accordance with the Work Plan during the Research Period, either Party invents or discovers a compound (i) that has not been derived from an existing Compound or from knowledge of the structure of an existing Compound and
(ii) the structure of which has been elucidated as part of the Work Plan, as soon as practicable following the elucidation of the chemical structure of such compound sufficient to allow Diversa to determine whether such structure corresponds to an Excluded Compound (but in no event later than [***] after such event), such Party shall notify the RMC (as well as Diversa, if IBP is such Party) in writing of such compound's structure to enable Diversa to determine whether such compound is an Excluded Compound. Within [***]


-----------------------
* CONFIDENTIAL TREATMENT REQUESTED
following Diversa's receipt of the structure information with respect to such compound, Diversa shall notify the RMC as well as IBP in writing as to whether or not such compound is an Excluded Compound (the "Notification"). If such compound is an Excluded Compound, then such compound shall not be deemed to be a Compound hereunder. If such compound is not an Excluded Compound, then such compound shall be designated as a Compound hereunder and shall comprise the first compound within the Compound Set associated with such Compound.

        3.2.4  Designation of Compound Derivatives.

               (a) If, as part of the research activities hereunder in accordance with the Work Plan, either Party invents or discovers a compound (i) that has been derived from an existing Compound or from knowledge of the structure of an existing Compound, either by [***], or by other means in the course of performing research pursuant to the Work Plan, including without limitation Compound Derivatives and (ii) the structure of which has been elucidated as part of the Work Plan, as soon as practicable following the elucidation of the chemical structure of such compound sufficient to allow Diversa to determine whether such structure corresponds to an Excluded Compound (but in no event later than [***] after such event), such Party shall notify the RMC (as well as Diversa, if IBP is such Party) in writing of such compound's structure to enable Diversa to determine whether such compound is an Excluded Compound. Within [***] business days following Diversa's receipt of the structure information with respect to such compound, Diversa shall notify the RMC (as well as IBP) in writing as to whether such compound is an Excluded Compound. If such compound is not an Excluded Compound and the RMC agrees that such compound otherwise satisfies the definition of a "Compound Derivative" with respect to the Compound from which such compound was originally derived, then such compound shall be deemed to be a Compound Derivative of such Compound and shall comprise an additional compound within the Compound Set associated with such Compound. If the RMC cannot agree whether such compound satisfies the definition of a "Compound Derivative," or more specifically, if the RMC cannot determine the structure of the Active Substructure of the Compound that is associated with the Compound Set, and therefore cannot determine whether a compound is a Compound Derivative in such Compound Set within [***] days after Diversa has notified the RMC that the compound is not an Excluded Compound, then the Parties shall engage a mutually acceptable independent expert having a Ph.D. or equivalent degree in organic chemistry, with at least ten (10) years of experience in performing medicinal chemistry within the pharmaceutical industry, to determine whether the compound should be deemed to be a Compound Derivative of such Compound (an "Industry Expert"). The Parties shall select such Industry Expert within [***] after the expiration of the foregoing [***] period. Within [***] of its selection, the Industry Expert shall confer with the Parties for no longer than [***] after he or she receives information from each Party supporting its position on the structure of the Active Substructure or whether the compound should be deemed a "Compound Derivative" and make his or her determination. Each Party shall thereafter be bound by the decision of the Industry Expert as to whether the compound is deemed a Compound Derivative. The RMC shall maintain a document identifying the Compound Sets of this Agreement and amend such document from time to time with the addition of any new Compound Sets as identified during the Research Period (including, if applicable, any Compound Derivatives identified during the [***] period of Section 4.8), with a copy of such

----------------------
* CONFIDENTIAL TREATMENT REQUESTED
document, as amended from time to time being distributed to each Party within [***] following the end of the Research Period or if applicable, the six-month period of Section 4.8.

               (b) However, if such compound is not an Excluded Compound and the RMC or the Industry Expert (whichever is applicable) determines that the compound does not otherwise satisfy the definition of a "Compound Derivative" with respect to the Compound from which such compound was originally derived, then such compound shall be deemed to be a new Compound with respect to which IBP shall be entitled to exercise its rights under Section 3.2.3 and shall comprise the first compound within a new Compound Set associated with such new Compound.

        3.2.5 Compound Supply. As soon as a Compound has been designated under the procedures of Section 3.2.3 above, the RMC shall convene to decide the most efficient route to produce sufficient quantities of such Compound, not to exceed [***] of such Compound, to give IBP the opportunity to perform the minimum studies required to determine IBP's interest in obtaining a License to a Compound Set associated with such Compound. If the RMC determines that the most efficient route to make such Compound is via [***], the RMC shall so notify IBP in writing, and IBP shall be responsible for producing sufficient quantities of the Compound as reasonably specified by the RMC. However, if the RMC determines that the most efficient route to make such Compound is via [***], the RMC shall so notify Diversa in writing, and Diversa shall be responsible for producing and delivering to IBP sufficient quantities of the Compound via [***] as reasonably specified by the RMC. IBP shall have a maximum of [***] from manufacture or receipt (as applicable) of such applicable quantities of the Compound to carry out such studies. If, within such [***] period, IBP determines that such Compound is of interest to IBP, IBP shall promptly notify Diversa in writing as to IBP's desire to obtain a License to such Compound Set associated with such Compound. Subject to the terms and conditions of this Agreement, upon such written notification, if such Compound is not an Excluded Compound at such time, Diversa shall be deemed to grant a License to the Compound Set with respect to such Compound and Products based thereon as provided in Section 4.1. If Diversa is not so notified within such [***] period, however, IBP shall thereafter have no right to License such Compound or the Compound Set with respect to such Compound.

   3.3  Meetings of the RMC and Steering Committee.   The RMC shall meet in
person at least once every calendar quarter during the Research Period and thereafter during the performance of the R&D Program, alternating the sites of such in-person meetings between Diversa's facilities in San Diego, California and IBP's facilities in Mountain View, California, or at such other times and locations as the RMC determines. Draft minutes for each meeting of the RMC shall be circulated within [***] following each meeting of the RMC. Such minutes shall include a summary of the matters discussed, decisions made, conclusions, and actions agreed upon by the RMC. The responsibility for preparing such meeting minutes shall alternate between the Project Leaders of IBP and Diversa, and such minutes will not be finalized until the Project Leader that did not prepare such minutes reviews and confirms the accuracy of such minutes, which shall take place within [***] of receipt of the minutes. The Steering Committee shall meet at such times, with such frequency, and at such locations as its members may agree from time to time.


----------------------
* CONFIDENTIAL TREATMENT REQUESTED

     3.4 Requirements for Action. At each RMC meeting, at least two Committee Members appointed by each Party shall constitute a quorum of the RMC, and decisions shall be made by unanimous vote. The Committee Members or Alternates of IBP shall collectively have one (1) vote on the RMC, and the Committee Members or Alternates of Diversa shall collectively have one (1) vote on the RMC.

     3.5 Members. The initial Committee Members of the RMC shall be as follows:


          Diversa Representatives    IBP Representatives

          [***]                      [***]

     A Party may change one or more of its Committee Members, provided, however, that such person is technically qualified for the position as reasonably demonstrated by that Party. All appointments and withdrawals of appointment shall be made by written notice to the other Party. Each Party may designate in writing an alternate Committee Member ("Alternate") with at least three (3) days prior notice to the other Party if the designated Committee Member cannot attend a meeting, provided, however, that such Alternate is technically qualified for the position as reasonably demonstrated by that Party. Any action taken with approval of an Alternate shall be as valid as if taken with the approval of the designated Committee Member.

     3.6 Visits to Facilities. Committee Members and their designated representatives shall have reasonable opportunity to visit the facilities of each Party (and such Party's Affiliates, its Sublicensees and permitted Third Party subcontractors hereunder) where activities under this Agreement are in progress, as reasonably required to execute the Work Plan, during normal business hours on a mutually agreeable date. Each Party shall bear its own expenses in connection with such site visits. Committee Members and their designated representatives shall be obligated to keep any and all information that such Committee Member or their designated representatives receives or reviews during such visits confidential, whether or not such information relates to the research and development activities overseen by the RMC under this Agreement. Each Party shall exert reasonable efforts to limit access by any permitted visitor to its facility to information that is unrelated to the Parties' performance under this Agreement. Committee Members and their designated representatives shall have the right at any time during the visit to ask questions of and receive answers from personnel regarding their activities and findings under this Agreement.

     3.7 Information Sharing. Each Party shall provide to the RMC information that is relevant and necessary to make decisions regarding the R&D Program and demonstrate efforts in furthering the research and development activities under the Work Plan in the form of a report (a "Progress Report") no fewer than [***] prior to a scheduled RMC meeting. Each Progress Report shall, at a minimum, provide the status of any research, preclinical, and clinical development activities for compounds within a Compound Set and summarize any outstanding material issues associated with such development efforts and the likelihood of and timetable for commercialization of a Product based on any such compounds.

----------------------
* CONFIDENTIAL TREATMENT REQUESTED

     3.8 Dispute Resolution. If the RMC and Program Directors fail to reach agreement upon any matter, the dispute will be referred to the Steering Committee, which shall attempt to resolve such disputes informally. If such disputes cannot be resolved informally by the Steering Committee, the dispute will be resolved in accordance with the procedures set forth in Article 11.

     3.9 Expenses. Diversa and IBP shall each bear all expenses of their respective RMC and Steering Committee members related to their participation on the RMC, attendance at RMC meetings, participation on the Steering Committee, and attendance at Steering Committee meetings.

4.   Grant Of Rights And Reversion Of Rights

     4.1  License.

          4.1.1 Subject to the terms and conditions of this Agreement, including, without limitation, [***], with respect to each Compound Set for which IBP elects to take a license pursuant to Section 3.2.5, Diversa hereby grants to IBP an exclusive, worldwide, milestone-bearing, royalty-bearing license (the "License") under the Diversa Technology to the Compound Set to the extent necessary or useful to develop, make, have made, use, sell, offer for sale and import Products in the Territory and within the Field. This License also includes the right to identify and develop new compounds that are Compound Derivatives of members of such a Compound Set by medicinal chemistry; provided,
                                                                      --------
however, that the license to identify and develop new compounds that are
-------
Compound Derivatives of members of such a Compound Set [***]. Subject to Section 4.3, the duration of the License under this Section 4.1.1 shall be perpetual.

          4.1.2 Subject to the terms and conditions of this Agreement, including, without limitation, [***], Diversa hereby grants to IBP a nonexclusive, fully-paid, worldwide license to use a [***] and an exclusive, fully-paid, worldwide license to [***], in each case, solely to manufacture or have manufactured a Compound or Product in the Territory and within the Field, provided [***] (i) direct the synthesis of a compound included within a Compound Set or a Product and (ii) (A) were identified or otherwise known or available as part of the R&D Program [***], or, (B) with respect to those Compound Sets opted to be carried into the [***], were identified or otherwise known or available as part of the R&D Program [***]; and provided further that such licenses shall not include any rights to genetically modify any [***]. For clarity, the period of identifying [***] for all compounds within a Compound Set that are not opted to be carried into the [***] expires at the end of the Research Period; the period for identifying [***] for all compounds within a Compound Set that is opted for further development during the [***] expires at the end of such period. If a License under Section 4.1.1 terminates, then the licenses under this Section
4.1.2 shall also terminate.

          4.1.3 Diversa hereby grants to IBP (i) a nonexclusive, fully-paid, perpetual license to practice any and all Program Inventions that are not covered by [***] (or applications related thereto, so long as such applications are being prosecuted) made by IBP employees or consultants, either alone or jointly with Diversa employees or consultants, and [***], and (ii) a

----------------------
* CONFIDENTIAL TREATMENT REQUESTED
nonexclusive, fully-paid, perpetual license to practice any and all Program Inventions made by IBP employees or consultants either alone or jointly with Diversa employees or consultants, for IBP to carry out its responsibilities in accordance with this Agreement; provided however, that the license granted in this Section 4.1.3 shall not include a license to practice any Diversa Patent Rights. For the sake of clarity, [***].

     4.2 Rights to Sublicense. Under each License, IBP shall have the right to grant sublicenses, through multiple tiers of sublicenses, provided that any such sublicense shall expressly provide for the Sublicensee to be bound by obligations consistent with those provided in this Agreement. If the Sublicensee receives materials provided by Diversa under Section 2.3 or if the Sublicensee performs work under the Work Plan as set forth in Sections 2.1 and 2.5, such sublicense shall provide for rights necessary for the Sublicensee to conduct and complete such activities on behalf of IBP in a manner consistent with the terms provided in this Agreement. IBP shall provide Diversa with prompt written notice of each sublicense agreement, as well as a copy of such sublicense agreement, after it is granted, provided that IBP may redact from such copy any terms not necessary to confirm compliance with this Section 4.2.

     4.3 License Period. The term of the License with respect to each Compound Set, other than a Reserved Set, shall continue in force for the period (the "License Period") ending on the earliest to occur of:

                 (a) the date IBP notifies Diversa that IBP does not intend to proceed with further development of [***] in accordance with the Work Plan, such notice to be made promptly after IBP makes such determination; or

                 (b) the date IBP notifies Diversa that IBP does not intend to continue to commercialize Product(s) based upon [***], such notice to be made promptly after IBP makes such determination; or

                 (c) expiration of [***] following IBP's election to obtain a License pursuant to Section 3.2.5 to such Compound Set if IBP has not previously initiated [***] in the Compound Set, provided that such [***] time frame shall be extended (1) if [***], based on available data, to conduct additional lead optimization studies to select the [***], (2) if unexpected problems arise during exploratory toxicology studies prior to [***] that necessitate the replacement of the [***] with another compound in the Compound Set, (3) if [***] has not [***] under the Work Plan during the [***] or (4) if situations arise where [***] time frame shall be extended; or

                 (d) expiration of [***] following IBP's election to obtain a License pursuant to Section 3.2.5 to such Compound Set if IBP has not previously filed an investigational new drug application with the FDA (or equivalent application with an equivalent agency outside of the United States), or sought approval from an Institutional Review Board for initiation of human testing with respect to [***], provided that such thirty-six (36) month time frame shall be extended if such event has not occurred for reasons outside of IBP's reasonable control, for example, but not limited to, (1) if [***] during development, (2) if [***], or (3) if [***]; or

----------------------
* CONFIDENTIAL TREATMENT REQUESTED

                 (e) any date prior to Regulatory Approval of a Product based upon a compound in such Compound Set upon which IBP, its Affiliate(s), and/or Sublicensee(s) (as applicable) cease(s) to use commercially reasonable efforts to develop a Product associated with any compound within such Compound Set; or

                 (f) any date prior to commercialization of a Product containing or based upon a compound within such Compound Set, (i) if [***], its Affiliate(s), and/or Sublicensee(s) (as applicable) [***] with respect to such Compound Set as set forth in the Work Plan or (ii) upon which [***], its Affiliate(s), and/or Sublicensee(s) (as applicable) [***] such Product unless, in the case of clause (ii), after such date [***] continues to spend at least [***] basis to [***] of such a Product and [***] as set forth in the Work Plan demonstrating that [***] is continuing, at this level of funding, to [***],[***] with respect to a compound within such Compound Set and [***] with respect to a compound within such Compound Set; or

                 (g) the date that IBP notifies Diversa in writing that it waives its rights under the License as to the Compound Set; or

                 (h) expiration of the applicable Royalty Period(s) with respect to the Product(s) associated with such Compound Set; or

                 (i) the date that a Party terminates the License for such Compound Set pursuant to Section 10.3 due to a Default by the other Party.

     4.4 Reserved Sets. During the Research Period, IBP shall have the right to obtain a License with respect to as many Compound Sets as it identifies as being of interest to it pursuant to Section 3.2.4, subject to the provisions of
Section 4.3 which provide for termination of the License Period for a given Compound Set if IBP [***] of compounds within the associated Compound Set. The Parties recognize that IBP [***] with respect to other Compound Sets. Accordingly, IBP may elect to [***] such Compound Set, by notifying Diversa in writing at the time [***]. For each compound within a Reserved Set, IBP may continue to [***] at the following times following its election to take a License for such Reserved Set:

[***]
[***]
[***]

IBP shall not be obligated to [***] with respect to a Reserved Set pursuant to this Section 4.4 [***] at any time after IBP [***] with a [***] below, as certified by IBP in a written notice to Diversa that IBP has [***]. After such written notice is received by Diversa, such Compound Set shall no longer be deemed to be a Reserved Set and the obligations under [***] with respect to such Compound Set shall [***] as if the [***], provided that Diversa shall be permitted to promptly request a reasonable amount of information from IBP to [***], which information IBP shall use its commercially reasonably efforts to supply to Diversa promptly on written request. However, after such notice is provided to Diversa, the [***] for such Compound Set shall [***] if any of the events described therein occurs. If IBP does not (a) [***] within [***] with respect

----------------------
* CONFIDENTIAL TREATMENT REQUESTED
thereto and (b) [***], then [***] with respect to such Reserved Set [***]. IBP shall not be entitled to re-designate a Compound Set as a Reserved Set (i) after [***] thereto pursuant to the foregoing sentence or (ii) following [***] of such Reserved Set as specified in this Section 4.4.

     4.5 IBP Diligence Obligations. IBP shall have the sole and absolute discretion to make all decisions relating to marketing and other commercialization activities with respect to any Compound, compound within a Compound Set or any Product, provided that IBP may delegate the conduct and completion of such activities to its Affiliates, its Sublicensees, or any Third Party subcontractors, subject to the terms of this Agreement. However, notwithstanding the foregoing or anything to the contrary contained herein, each License to a Compound Set that is not a Reserved Set is expressly subject to (i) IBP's continuing to use commercially reasonable efforts consistent with standards typically made by a [***] to proceed with the development of a Lead Compound in accordance with the Work Plan and (ii) following commercialization of a Product associated with such Lead Compound, IBP's continuing to use commercially reasonable efforts consistent with standards typically made by a [***] to market and sell the Product. In the event that IBP no longer wishes to use such efforts, IBP shall promptly notify Diversa in writing of the same, and the License with respect to such Compound Set shall immediately terminate in accordance with the terms of this Agreement. In the event that Diversa believes that IBP is no longer using such efforts with respect to a Compound Set, then Diversa shall promptly notify IBP in writing of the same, and the Parties shall discuss such failure during the following [***]. If Diversa, after such [***] day period, believes that IBP has not remedied its failure to use such efforts, Diversa shall so notify IBP in writing, and IBP may then exercise its rights under Section 10.3 as a Defaulting Party thereunder to cure such default prior to Diversa's terminating the License to such Compound Set. If, within the period specified in such notice, IBP has not cured such default with respect to such Compound Set, the License to such Compound Set shall immediately terminate.

     4.6  Reversion of Rights to Diversa.

          4.6.1 If the License Period with respect to the License to a Compound Set expires pursuant to the terms of this Agreement, including, without limitation, pursuant to the reasons set forth in Section 4.4 above, IBP shall have [***] and, at Diversa's written request, shall transfer to Diversa or destroy all Confidential Information relating to the Compound Set (regardless of which Party generated such Confidential Information) within [***] after such expiration; provided, however, that IBP may retain one copy of such Confidential Information for the sole purposes of use in any litigation resulting from this Agreement or the activities undertaken pursuant to this Agreement. Upon the expiration of the License to a Compound Set, the Parties shall promptly initiate and continue negotiations, in good faith, for [***] to establish the terms of an [***] (the "Reversion License"). Specifically, the Parties shall negotiate the [***] for such Reversion License based on, among other things, the [***] created (in whole or in part) by [***], the [***] of compounds within such reverted Compound Set or Product based on such Compound Set, and [***] such Compound Set or Product based therein. If the Parties cannot agree to the terms of the Reversion License within the [***] period, then the Parties shall engage a mutually acceptable independent expert with experience in valuing pharmaceutical compounds (the "Independent Expert") to determine such [***] for the Reversion License, the

----------------------
* CONFIDENTIAL TREATMENT REQUESTED
costs of which shall be shared equally by the Parties. The Parties shall select such Independent Expert within [***] after the expiration of the foregoing [***] period. Within [***] of selection of such Independent Expert, each Party shall provide the Independent Expert with a reasonable amount of information such Party wishes the Independent Expert to consider as part of his or her decision. The Independent Expert shall confer with the Parties for [***] after he or she receives such information from each Party and make his or her determination at the end of such [***] period. Each Party shall thereafter be bound by the decision of the Independent Expert as to the amount that represents [***] to IBP for such Reversion License, and such matter shall not be subject to the dispute resolution procedure set forth in Article 11 hereof. [***] to be [***] hereunder for such Reversion License shall be subject to the accrual of [***]; provided however, that in no event shall [***] applicable. Such rate shall be determined as soon as practicable following the determination of the [***] hereunder for such Reversion License, and [***] shall begin to [***] after the date of such determination.

          4.6.2 Notwithstanding anything contained herein to the contrary, [***] with respect to any reverted Compound Set until and unless [***] attributable to one or more compounds within such reverted Compound Set. With respect to each reverted Compound Set, [***] associated with the compound(s) within such reverted Compound Set that [***] receives, as well as [***], if any, of Products [***] that incorporate such compound(s), until [***] set pursuant to
Section 4.6.1 above, together with all [***] thereon.

     4.7  Manufacturing Rights.

          4.7.1 As development progresses under the Work Plan for each compound within a Compound Set or Product such that IBP requires larger quantities of such compounds or Products manufactured in compliance with GMP, or other manufacturing standards, IBP shall notify Diversa of its need for preclinical, clinical or commercial supply, as applicable. If Diversa desires to be considered as a potential manufacturer, Diversa shall provide IBP with the requisite information to enable IBP to evaluate whether Diversa can manufacture compounds within a Compound Set or Products, as applicable, in accordance with regulatory requirements, IBP's own standards for manufacture and other standards typically applicable in the pharmaceutical industry for the manufacture of pharmaceuticals. Selection of the manufacturer will be at IBP's sole discretion. However, provided (i) IBP desires that the compound or Product in question be manufactured via a [***] route and (ii) Diversa possesses the ability to manufacture such compound or Product via [***], at a comparable price and in compliance with the relevant GMP, or other manufacturing and laboratory standards reasonably required by IBP, and (iii) Diversa is able to meet all other commercially reasonable requirements of IBP (e.g., regarding quality control, total cost, and capacity requirements)) IBP shall negotiate [***] with Diversa in good faith for [***] regarding the terms of a manufacturing agreement regarding such compound or Product (as applicable) [***], unless [***].

          4.7.2 Subject to Sections 4.1.2 and 4.7.1 above, if IBP desires that the compound or Product in question be manufactured via a [***] but (a) IBP desires to manufacture such compound or Product internally or through a Third Party manufacturer, (b) Diversa notifies IBP that it is not interested in manufacturing such compound or Product (as applicable), (c)

----------------------
* CONFIDENTIAL TREATMENT REQUESTED

Diversa does not possess the ability to manufacture such compound or Product via [***] and in compliance with the relevant GMP, or other manufacturing standards, and other commercially reasonable standards required by IBP, or (d) Diversa is not a reasonably competitive prospective manufacturer of such compound or Product, then, subject to the Parties agreeing in good faith to reasonable compensation for all reasonable technology transfer costs and other reasonable Diversa costs as mutually agreed by the Parties. Subject to Section 4.1.2, IBP may engage a Third Party manufacturer for such compound or Product and may [***] to such Third Party solely to manufacture such compound or Product in accordance with this Agreement and the terms of such license; provided, however, that such
                                                   -----------------
[***] to such Third Party manufacturer under a [***] with the provisions of this Agreement. However, IBP shall [***] in good faith for [***] regarding the terms of any manufacturing agreement of such compound or Product (as applicable) via [***] prior to [***], unless Diversa notifies IBP in writing that it is not interested in manufacturing such compound or Product (as applicable). Prior to execution of any sublicense agreement with a Third Party manufacturer, IBP shall provide Diversa with a copy of such sublicense agreement, provided that IBP may redact from such copy any terms not necessary to confirm compliance with the provisions of Section 4.2 and this Section 4.7.2. Within [***] of receipt of such copy, Diversa shall have the right to approve such sublicense agreement, such approval not to be unreasonably withheld. Diversa's failure to respond within [***] of receipt of the copy of the sublicense agreement shall constitute approval of the sublicense agreement.

     4.8 Extension of Research Period. Notwithstanding the [***] period to extend the Research Period set forth in Section 10.1, IBP shall have the option to continue developing Compound Derivatives of the compounds within the Compound Sets existing at the end of the originally scheduled Research Period for up to [***] as an extension of the Research Period for such Compound Sets. Specifically, at least thirty (30) days before the end of the initial [***] Research Period, IBP shall identify to Diversa the Compound Sets for which IBP wishes to continue developing Compound Derivatives, and the Parties can conduct such work for up to [***] thereafter. During such extended Research Period, IBP shall not have the right to designate Compounds as set forth in Section 3.2.3 or Compound Derivatives as set forth in Section 3.2.4 that are not Compound Derivatives within the Compound Sets identified by IBP. Any Compound Derivatives made, discovered or invented during the extended Research Period shall be subject to all applicable terms of this Agreement regarding Compound Derivatives, including without limitation the provisions regarding the payment to Diversa of milestones and royalties.

     4.9 Compound Exclusivity; Non-Compete. With respect to each Compound Set for which IBP has a License that has not terminated, Diversa shall not itself develop or commercialize products based upon or containing any compounds within such Compound Set, or grant to any Third Party a license under the Diversa Technology or collaborate with any Third Party, to develop or commercialize products based upon or containing compounds within such Compound Set. In addition, for a period of [***] following the Effective Date, Diversa shall not outlicense any Diversa Technology to a Third Party company (i) whose primary business is the research, development and commercialization of novel drugs in the Field and (ii) who owns,

----------------------
* CONFIDENTIAL TREATMENT REQUESTED
either directly or through one or more wholly-owned subsidiaries, patents related to all of the following: [***]

5.   Intellectual Property Rights

     5.1 Intellectual Property Ownership. All Program Inventions shall be owned by Diversa, except that IBP shall own all Program Inventions that relate solely to (a) [***] and (b) [***] and that are designated by the RMC as proprietary [***]. Each Party shall notify promptly the other Party, in writing, of any Program Invention. Such written notification shall provide the [***], to the extent known, of any compounds made, discovered or invented, and all other data relevant to determining the patentability and inventorship of such Program Invention.

          5.1.1 Each Party shall continue to own all intellectual property owned by such Party prior to the Effective Date.

          5.1.2 Each Party shall have the right to secure patent protection for the Program Inventions owned by it, in accordance with this Section 5. Each Party shall (and shall cause its applicable Affiliates to) make such assignments and take such other actions as may be necessary or appropriate to effect the ownership of intellectual property rights in accordance with this Section 5.1.

     5.2  Filing, Prosecution and Maintenance of Patents.

          5.2.1 Except as provided in this Section 5.2 or Section 5.5, each Party shall have the sole right, at its own expense, to control the filing, prosecution, maintenance, defense and enforcement of its own patents and patent applications.

          5.2.2 Diversa shall confer with IBP regarding its plans to secure patent protection for any Program Inventions owned by Diversa which cover the composition, manufacture or use of Compounds, Compound Derivatives, Active Substructures and/or Products ("Compound Patents"). The Parties shall seek to agree on the patent strategy to be followed in securing such protection.

                 (a) Diversa shall select outside counsel to prepare, prosecute, and maintain each patent application and resulting patent within the Compound Patents, and IBP shall reimburse Diversa for [***] incurred in connection with such work. The Parties shall have equal access to such outside counsel. The Parties shall seek to agree on the prosecution of patent applications within the Compound Patents, but in the event of disagreement, Diversa shall control the prosecution. If IBP is dissatisfied with the prosecution of patent applications within the Compound Patents by the outside counsel selected by Diversa, IBP shall so inform Diversa in writing, and such patent applications shall be transferred to a different, mutually-acceptable outside counsel. Diversa shall provide IBP a list identifying at least three (3) alternative outside counsel, identify its first preferred choice within such list and request approval of its first preferred choice from IBP. IBP's approval shall not be unreasonably withheld. If IBP has a reasonable basis to disagree with the selection of such outside counsel, the Parties shall

----------------------
* CONFIDENTIAL TREATMENT REQUESTED
negotiate, in good faith, the selection of an alternative outside counsel from the remaining outside counsel identified in the list. The Parties shall confer with respect to the list of countries outside the United States in which patent applications within the Compound Patents will be filed and maintained, and with prior notice, IBP may decline to pay any fees or expenses with respect to individual countries. In such case, Diversa shall make the sole decision about whether to pursue such patent applications in such countries, at its sole expense.

                 (b) Diversa shall furnish IBP with copies of draft patent applications and correspondence relating thereto to and from governmental patent agencies and other authorities which relate to Compound Patents. Diversa shall permit IBP to offer its comments thereon before Diversa makes a submission to a governmental patent agency or other authority which could materially affect the scope or validity of the patent coverage with respect to such Compound Patent, and IBP shall offer its comments promptly; provided IBP's failure to respond within [***] of receipt of the draft patent application or correspondence relating thereto shall be deemed approval of such patent application or correspondence. Diversa shall seek to incorporate IBP's comments in its patent prosecution activities, and to the extent that it declines to incorporate such comments, shall explain to IBP its reasons for such decision. Diversa shall also keep IBP informed of its patent prosecution for all Compound Patents that are subject to the License of Section 4.1, and shall confer reasonably with IBP and provide IBP with copies of any patent applications and correspondence related thereto to and from governmental patent agencies or other authorities to the extent reasonably requested by IBP to monitor the scope and nature of the rights to which IBP holds a license under this Agreement.

                 (c) If Diversa decides not to file any Compound Patent, or to abandon any patent application, patent or other intellectual property right covering such matter, either on a worldwide basis or in particular countries, it shall provide IBP reasonable written notice of such intention, and shall permit IBP, at the sole option and expense of IBP, to file, prosecute and maintain such patent application, patent, or other intellectual property right in the name of IBP. In such event, Diversa shall cooperate fully with IBP and shall provide to IBP whatever assignments and other documents that may be needed in connection therewith.

                 (d) IBP may, at its election and from time to time, disclaim any special rights under paragraph (a) above with respect to particular patent application(s) included within Compound Patents, in which case Diversa shall assume exclusive control over the prosecution of such application(s) at its sole expense. In such case, IBP shall retain the rights set forth elsewhere in this
Section 5.2 with respect to patent prosecution covering other Program
Inventions.

     5.3 Cooperation of the Parties. Each Party agrees (and will cause any of its Affiliates) to cooperate fully in the preparation, filing, prosecution and maintenance of any patent rights with respect to Program Inventions. Such cooperation shall include but not be limited to:

                 (a) executing all papers and instruments, or using reasonable efforts to cause its employees or agents to execute such papers and instruments, so as to effectuate the

----------------------
* CONFIDENTIAL TREATMENT REQUESTED
ownership of intellectual property rights set forth in Section 5.1 and to enable the other Party to file and to prosecute patent applications and to maintain patents in any country;

                 (b) promptly informing the other Party of any matters coming to such Party's attention that may affect the preparation, filing or prosecution of any such patent applications or the maintenance of any such patents; and

                 (c) undertaking no actions that are potentially deleterious to the preparation, filing or prosecution of such patent applications or to the maintenance of such patents.

     5.4 Potential Assignments To IBP. Diversa recognizes that IBP has a commercial interest in determining the patent protection for Compounds, Compound Derivatives, Active Substructures and Products, and enforcing any patents which cover the composition, manufacture or uses thereof. In the event IBP makes a determination to commence human clinical trials of any particular Product or Product(s), the Parties will discuss whether it is practical to assign to IBP any of the patent applications or patents arising from Program Inventions that are specific to the Product in question, or the Compound or Compound Derivative contained therein, or related compounds within the same Active Substructure. In the alternative, the Parties shall consider whether it is practical to create and assign to IBP divisional patent properties which are specific to such matters. Any such assignments shall occur only by mutual agreement of the Parties in the future, but Diversa agrees to review opportunities for such assignment in good faith, and without further consideration to be paid by IBP (except that IBP would become responsible for any costs of assignment and the future prosecution and maintenance of any patent applications and patents which are assigned).

     5.5  Infringement by Third Parties.

          5.5.1 Notice. Each Party shall promptly notify the other Party in writing of any competitive products sold by Third Parties or other activities by Third Parties of which they become aware that appear to infringe any patent or patent application included within the Patent Rights of the other Party.

          5.5.2 IBP Actions. IBP shall have the first right to bring and control, by counsel of its own choice and at its own expense, any action or proceeding with respect to infringement of any IBP Patent Rights, as well as any Compound Patents subject to a License at the time of commencement of any such action or proceeding or which issue during the pendency of any such action or proceeding. If IBP requests Diversa to enforce or to authorize IBP to enforce other Diversa Patent Rights that may be infringed by the activities of a Third Party, then Diversa will consider in good faith bringing such action or authorizing IBP to bring such action. Diversa shall have the right, using counsel of its own choice and at its own expense, to participate in any such action regarding the Diversa Patent Rights. Upon written notice to Diversa, IBP may require Diversa to participate in such action as a necessary party, at IBP's expense. If IBP fails to bring an action or proceeding with respect to any such Diversa Patent Rights within (a) [***] following the notice of alleged infringement or (b) [***] before the time

----------------------
* CONFIDENTIAL TREATMENT REQUESTED
limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Diversa shall have the right to bring and control any such action, at its own expense and by counsel of its own choice, and IBP shall have the right, using counsel of its own choice and at its own expense, to be represented in any such action.

          5.5.3 Diversa Actions. Diversa shall have the right to bring and control, by counsel of its own choice, any action or proceeding with respect to infringement of any Diversa Patent Rights which are not subject to a License at the time of commencement of such action or proceeding.

          5.5.4 Cooperation; Awards. In the event a Party bring an infringement action which relates to Program Inventions, the other Party shall (and shall endeavor to cause its Affiliates, Sublicensees and Third Party subcontractors, if appropriate, to) cooperate fully, including if required to bring such action, the furnishing of a power of attorney. Neither Party shall have the right to settle any patent infringement litigation under this Section 5.5 in a manner that diminishes the rights of the other Party without the prior written consent of the other Party. Except as otherwise agreed to by the Parties as part of a cost sharing agreement, any recovery realized as a result of such litigation, after reimbursement of any litigation costs of Diversa and IBP, shall be shared between the Parties so that the Party bringing such action retains [***] of such amount and the other Party retains [***] of such amount.

     5.6 Third Party Claims of Infringement. Diversa and IBP shall promptly notify the other in writing of any allegation by a Third Party that the exercise of the rights granted to IBP under this Agreement or the activities of either Party under this Agreement infringes or may infringe the intellectual property rights of such Third Party. Each Party will use commercially reasonable efforts (and will endeavor to cause its Affiliates to use commercially reasonable efforts) to cooperate with the other Party to resolve or defend against any such claims. Neither Party shall have the right to settle any patent infringement litigation under this Section 5.6 in a manner that diminishes the rights of the other Party without the prior written consent of such other Party.

     5.7  Hold Harmless.   During the term of this Agreement, (a) Diversa shall
hold IBP harmless from and against claims by Diversa of infringement of Diversa Technology with respect to IBP's activities in accordance with this Agreement except for claims covered by Section 9.2 and (b) IBP shall hold Diversa harmless from and against claims by IBP of infringement of IBP Technology with respect to Diversa's activities in accordance with this Agreement except for claims covered by Section 9.1 solely for the purposes of carrying out the R&D Program as set forth in the Work Plan. The provisions of this Section 5.7 are intended to permit both Parties to have freedom to carry out their respective responsibilities and perform their respective obligations under this Agreement and the Work Plan without fear of being made a party to any legal action concerning infringing any intellectual property of the other Party that is used to carry out such responsibilities or perform such obligations. Notwithstanding the foregoing, the provisions of this Section 5.7 shall not be construed to grant to the other Party any license to use a Party's Technology to perform any activities beyond the scope of the roles and

----------------------
* CONFIDENTIAL TREATMENT REQUESTED
responsibilities assigned to the Parties under this Agreement and the Work Plan outside the scope of the licenses provided herein, or to limit a Party's obligations under Article 9.

6.   Payments, Reports, and Records

     6.1 Technology Access Fee Payments. In exchange for utilizing Diversa's research and development services during the Research Period as part of the Work Plan, IBP shall pay to Diversa a technology access fee of [***], payable as follows: [***] due on [***],[***] due on or before [***], and [***] due on or before [***]. Such technology access fee payments set forth in this Section 6.1 shall be non-refundable and shall not be credited against any research funding, milestones, or royalties, or any other amounts payable to Diversa under this Agreement.

     6.2  Research Funding

          6.2.1 Subject to Section 6.2.2 below, within [***] following the end of each calendar quarter, Diversa shall invoice IBP, [***], for the research and development services provided by Diversa in the previous quarter, at the initial rate per FTE of [***]. For the second year of the term of this Agreement and through the end of the Research Period, such FTE rate shall be adjusted annually beginning on January 1, 2002 by a percentage equal to the change in the CPI from the month prior to the beginning of the annual period to the month prior to the date of the adjustment; provided, however, that in no event shall such FTE rate be reduced for a subsequent year. All amounts listed on each invoice delivered to IBP pursuant to this Section 6.2.1 shall be paid to Diversa within [***] after the end of such quarter, except to the extent that IBP disputes, in good faith, the proper amount of such invoice and so notifies Diversa in writing before the end of such thirty-day period (in which case IBP shall promptly pay all undisputed amounts in accordance with this Section 6.2.1).

          6.2.2 Within [***] following the end of each calendar quarter for which Diversa shall invoice IBP [***] under Section 6.2.1 above, IBP shall provide Diversa with a written certification that IBP has, at the time of the certification, at least an adequate amount in cash to meet the demands of its operations for the next [***]. If IBP does not make such a certification, Diversa shall be entitled to immediately invoice IBP for the estimated payments associated with the research and development activities of the Diversa FTEs for the then-current calendar quarter, and all amounts listed on each invoice delivered to IBP pursuant to this Section 6.2.2 shall be paid to Diversa within [***] after the end of such quarter, except to the extent that IBP disputes, in good faith, the proper amount of such invoice and so notifies Diversa in writing before the end of such thirty-day period (in which case IBP shall promptly pay all undisputed amounts in accordance with this Section 6.2.2). In addition, in such event, Diversa thereafter be entitled to invoice IBP in advance of each succeeding calendar quarter for the research and development services estimated in good faith by Diversa to be performed by Diversa FTEs in such quarter, which amounts shall be paid to Diversa within [***] of receipt of such invoice. If IBP subsequently provides Diversa with a written certification that the total of IBP's cash and cash equivalents as of the end of a subsequent calendar quarter exceeds IBP's projected cash burn rate for the subsequent [***], advance invoicing and payment procedure set forth this Section 6.2.2 shall be suspended, and the corresponding procedure set forth in Section 6.2.1 shall

----------------------
* CONFIDENTIAL TREATMENT REQUESTED
thereafter apply (subject to IBP's continuing obligation to supply the monthly certifications as set forth herein).

     6.3 Milestone Payments; Diligence Payment. With respect to each Compound Set developed pursuant to this Agreement, IBP shall pay to Diversa the following amounts within [***] after (a) achievement of each of the following milestones, in the case of the payments specified in the following table, and (b) the expiration of the [***] period, in the case of the payment specified in Section 6.3.1:

-----------------------------------------------------------------------------------------------------------
Milestone                                                                           Payment to Diversa
-----------------------------------------------------------------------------------------------------------
Notification by IBP to Diversa that [***]                                                         US $[***]
-----------------------------------------------------------------------------------------------------------
Commencement of [***]                                                                             US $[***]
-----------------------------------------------------------------------------------------------------------
Submission of an IND to the FDA (or equivalent application to an equivalent                       US $[***]
agency outside of the United States) or institutional review board [***]*
-----------------------------------------------------------------------------------------------------------
The first enrollment in any country of the first patient in a Phase II                             US$[***]
clinical trial study (or equivalent clinical program outside of the United
States) involving [***]
-----------------------------------------------------------------------------------------------------------
The first enrollment in any country of the first patient in a Phase III                            US$[***]
clinical trial study (or equivalent clinical program outside of the United
States) involving [***]
-----------------------------------------------------------------------------------------------------------
Receipt of Regulatory Approval by the FDA for a Product [***]                                      US$[***]
-----------------------------------------------------------------------------------------------------------
Receipt of Regulatory Approval by the EMEA or receipt of marketing approval                        US$[***]
in one of the Major Markets for a [***]
-----------------------------------------------------------------------------------------------------------
Receipt of Regulatory Approval by the MHW or receipt of marketing approval                         US$[***]
in Japan for a Product [***]
-----------------------------------------------------------------------------------------------------------

* Such milestone shall be reduced to [***] if such event occurs on or before the date that is [***] after IBP obtains a License to the relevant Compound Set, except as provided for in Section 4.3(d).

          6.3.1 The milestone and other payments set forth in this Section 6.3 shall be non-refundable and shall not be credited against any research funding, other milestones, or royalties payable to Diversa under this Agreement. All of the milestones and other amounts provided for in this Section 6.3 shall be payable to Diversa once for each Lead Compound within a Compound Set; provided, however, that, notwithstanding the foregoing, (i) the [***] milestone shall be payable to Diversa [***] for each Compound Set to which IBP has notified Diversa it is

----------------------
* CONFIDENTIAL TREATMENT REQUESTED
interested in obtaining a License, and (ii) with respect to any particular Lead Compound, IBP shall not be required to pay Diversa development milestones (i.e., milestones other than ones attributable to the receipt of regulatory or marketing approval) for which IBP has previously paid Diversa if (a) IBP has replaced a Lead Compound that has achieved such milestones with a different Lead Compound from the same Compound Set from which the first Lead Compound was derived and (b) IBP has discontinued development of such replaced Lead Compound. IBP shall promptly notify Diversa in writing of each occurrence of any of the foregoing milestone events, but in no event less than [***] thereafter.


     6.4  Royalties.   In consideration of the Licenses granted to IBP by
Diversa hereunder, for all sales by IBP, its Affiliates and Sublicensees of Products, IBP shall pay to Diversa incremental royalties on Annual Net Sales of a Product pursuant to the corresponding percentages set forth under the column heading "Applicable Maximum Royalty to Diversa" of the following table, subject to offsets as provided below:

-----------------------------------------------------------------------------------------------------------------------
                                                     Applicable Minimum Royalty to      Applicable Maximum Royalty to
           Portion of Annual Net Sales                          Diversa                            Diversa
-----------------------------------------------------------------------------------------------------------------------
US$0 to $250,000,000                                             5.0%                               5.0%
-----------------------------------------------------------------------------------------------------------------------
US$250,000,001 to $500,000,000                                   5.5%                               6.5%
-----------------------------------------------------------------------------------------------------------------------
US$500,000,001 to $750,000,000                                   7.0%                               8.0%
-----------------------------------------------------------------------------------------------------------------------
US$750,000,001 to $1,000,000,000                                 7.5%                               9.0%
-----------------------------------------------------------------------------------------------------------------------
Over US$1,000,000,000                                            8.0%                               10.0%
-----------------------------------------------------------------------------------------------------------------------

     No royalty shall accrue under this Section 6.4 on sales among IBP, its Affiliates and Sublicensees, unless IBP or such Affiliate or Sublicensee is the end user of a Product. Royalties shall be payable only once for any given unit of Product sold.

     IBP shall not be permitted to engage the services of any Third Parties to whom royalties on Products would be payable with an offset pursuant to this
Section 6.4, unless (i) such services represented proprietary, enabling technologies of the type that IBP was not reasonably capable of providing itself (e.g., such services would not include medicinal chemistry services), (ii) IBP provided Diversa with prior written notice at least [***] in advance of entering into any such arrangement with a Third Party, and (iii) such notice specified the name(s) of the Third Party/Parties, the services to be rendered, and the royalty compensation requested by such Third Party/Parties. In the event IBP is obligated to pay to Third Parties royalties with respect to sales of Products for such enabling technologies, IBP may offset against the royalties due to Diversa under this Section 6.4, on a country-by-country basis and Product-by-Product basis, up to [***] of all royalties due to such Third Parties for such technologies; provided, however, that in no

----------
* CONFIDENTIAL TREATMENT REQUESTED
event shall the incremental royalties due to Diversa hereunder on Annual Net Sales of a Product be reduced as a result to less than the corresponding minimum percentages set forth under the column heading "Applicable Minimum Royalty to Diversa" of the table above.

     6.5  Reports and Payments.

          6.5.1 All royalty payments under this Agreement shall be made to Diversa or its designee quarterly within [***] after the end of the calendar quarter for which royalties are due from IBP; provided that, for royalties due to Diversa with respect to Net Sales of Products by IBP's Sublicensees, such payment shall be due within [***] after IBP receives such royalties from such Third Party, but in no event later than [***] after the end of such calendar quarter. IBP shall, at the time of payment of such royalties deliver to Diversa a report containing the following information:

                 (a) Estimated gross sales and returns of Products by IBP, its Affiliates and Sublicensees during the applicable Royalty Period in each country of sale;

                 (b) Adjustments and calculation of Net Sales for the applicable Royalty Period in each country of sale; and

                 (c)  Calculation of royalty.

          6.5.2 All amounts payable under this Section will first be calculated in the currency of sale and then converted into United States dollars. The buying rates involved for the currency of the United States into which the currencies involved are being exchanged shall be the arithmetic averages of the ones quoted by the Western Edition of The Wall Street Journal at the close of business on the last business day of each calendar month of the applicable Royalty Period. In the event that such publication no longer publishes such rates, another financial publication mutually agreed on by the Parties shall be substituted or one shall be chosen by an investment banker/analyst mutually agreed on by the Parties.

          6.5.3 Diversa shall pay any and all taxes levied on account of royalties and other payments it receives under this Agreement. If laws or regulations require that taxes be withheld, IBP will deduct such taxes from the amount due to Diversa, pay such taxes to the proper tax authority, and send evidence of the obligation together with proof of payment to Diversa promptly after making such payment.

     6.6  Payments by IBP to Diversa.   All payments due under this Agreement
shall be payable in United States dollars. IBP shall make all payments to Diversa by bank wire transfer in immediately available funds as follows, or as otherwise specified by Diversa in writing:

                         [***]

     6.7  Records.   IBP and its Affiliates shall maintain complete and accurate records of Products made, used or sold by them or their Sublicensees under this Agreement, and any amounts payable to Diversa in relation to Products, which records shall contain sufficient

----------
* CONFIDENTIAL TREATMENT REQUESTED
information to Diversa to confirm the accuracy of any reports delivered to them in accordance with Section 6.5. IBP and its Affiliates shall retain such records relating to a given Royalty Period for at least [***] after the conclusion of that Royalty Period. Diversa (acting as the "Auditing Party") shall have the right, at its own expense, to cause an independent certified public accountant reasonably acceptable to IBP, to inspect such records of IBP or its Affiliates (the "Audited Party") during normal business hours for the sole purpose of verifying any reports and payments delivered under this Agreement. Such accountant shall not disclose to the Auditing Party any information other than information relating to accuracy of reports and payments delivered under this Agreement and shall provide the Audited Party with a copy of any report given to the Auditing Party. The Parties shall reconcile any underpayment or overpayment within [***] after the accountant delivers the results of the audit. The Auditing Party shall bear the full cost of the audit unless the audit performed under this Section reveals an underpayment in excess of [***] in any Royalty Period, in which case the Audited Party shall bear the full cost of such audit. Diversa may exercise its rights under this Section [***] and only with reasonable prior notice to IBP. IBP shall require that its Affiliates and its Sublicensees shall have to obligation to account and provide records to IBP for all their sales of Products as annual Net Sales by IBP.

     6.8  Late Payments.   In the event that any payment, including royalty
payments, due hereunder is not made within [***] of the date due, the payment shall accrue interest from that date due at the rate of [***] per month; provided however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit Diversa from exercising any other rights it may have as a consequence of the lateness of any payment as set forth in Section 10.3, provided such exercise shall follow the procedures set forth in such section.

7.   Confidential Information

     7.1  Definition of Confidential Information.   "Confidential Information"
shall mean any technical or business information furnished by the Disclosing Party to the Receiving Party in connection with this Agreement, whether orally or in writing. Such Confidential Information shall include, without limitation, the existence and terms of this Agreement, information disclosed by one Party to the other Party relating to the structure of a Compound, any gene encoding such Compound, the use and manufacture of the Compound, any Compound Derivatives, any Lead Compound, and any other compound in the Compound Set, Diversa Technology, IBP Technology, trade secrets, know-how, inventions, technical data or specifications, testing methods, business or financial information, research and development activities, product and marketing plans, and customer and supplier information, including, but not limited to, such information that become known to a Party during visits to the facilities of the other Party. Notwithstanding the foregoing, IBP shall solely own all data resulting from the clinical development of Products, and all such data shall be deemed Confidential Information of IBP.

     7.2  Obligations.   The Receiving Party agrees that it shall:

----------
* CONFIDENTIAL TREATMENT REQUESTED

          7.2.1 Maintain all Confidential Information in strict confidence, except that the Receiving Party may disclose or permit the disclosure of any Confidential Information to its, and its Affiliates, directors, officers, employees, consultants and advisors who are obligated to maintain the confidential nature of such Confidential Information and who need to know such Confidential Information for the purposes set forth in this Agreement;

          7.2.2 Use all Confidential Information solely for the purposes set forth in, or as permitted by, this Agreement; and

          7.2.3 Allow its Affiliates, directors, officers, employees, consultants and advisors to reproduce the Confidential Information only to the extent necessary to effect the purposes set forth in this Agreement, with all such reproductions being considered Confidential Information.

     Each Party shall be responsible for any breaches of this Section 7.2. by any of its Affiliates, directors, officers, employees, consultants and advisors.

     7.3  Exceptions.   The obligations of the Receiving Party under Section
7.2. above shall not apply to any specific Confidential Information to the extent that the Receiving Party can demonstrate by competent proof that such Confidential Information:

          7.3.1 Was generally known to the public or otherwise part of the public domain prior to the time of its disclosure under this Agreement;

          7.3.2 Entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party or its Affiliates, directors, officers, employees, consultants, advisors or agents;

          7.3.3 Was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party; or

          7.3.4 Is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by a Third Party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality to the Disclosing Party with respect to such Confidential Information; or

          7.3.5 Is required to be disclosed to comply with applicable laws or regulations (such as disclosure to the United States Securities and Exchange Commission, the United States Environmental Protection Agency, the FDA, or the United States Patent and Trademark Office or to their foreign equivalents), or to comply with a court or administrative order, provided that the Disclosing Party receives prior written notice of such disclosure and that the Receiving Party takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure.

     7.4  Survival of Obligations.   The obligations set forth in Sections 7.1,
7.2 and 7.3 shall remain in effect after termination or expiration of this Agreement for a period of [***].

     7.5  Public Announcement.   Upon the execution of this Agreement, the
Parties shall issue a joint press release that is mutually acceptable to both Parties. Except for the information disclosed in such press release, neither Party shall use the name of the other Party or reveal the existence of or terms of this Agreement in any publicity or advertising without the prior written approval of the other Party, except that (i) either Party may use the text of a written statement approved in advance by both Parties without further approval, and (ii) either Party shall have the right to identify the other Party and to disclose the terms of this Agreement as required by applicable securities laws or other applicable law or regulation, provided that the receiving Party takes reasonable and lawful actions to minimize the degree of such disclosure.

     7.6  Publication.

          7.6.1 In the event a Party desires to publish or verbally disclose the results of any of the research and development work performed hereunder, the Parties shall cooperate in appropriate publication of the such results, but subject to the predominating interest to obtain patent protection for any patentable subject matter. To this end, prior to any public disclosure of such results, the Party proposing disclosure shall send the other Party a copy of the information to be disclosed, and shall allow the other Party [***] from the date of receipt in which to determine whether the information to be disclosed contains subject matter for which patent protection should be sought prior to disclosure, or otherwise contains Confidential Information of the reviewing Party. The Party proposing disclosure shall be free to proceed with the disclosure unless prior to the expiration of such [***] period the reviewing Party notifies the Party proposing disclosure that the disclosure contains subject matter for which patent protection should be sought or Confidential Information of the reviewing Party, and the Party proposing publication shall then delay public disclosure of the information for an additional period to be mutually agreed not to exceed [***] from the time that such information was available to the other Party to permit the preparation and filing of a patent application on the subject matter to be disclosed or for the Parties to determine a mutually acceptable modification to such publication to protect the Confidential Information of the reviewing Party adequately. Notwithstanding the foregoing, either Party may publish any Confidential Information owned by the other Party without the express written permission of such other Party. The Party proposing disclosure shall thereafter be free to publish or disclose the information. The determination of authorship for any paper shall be in accordance with accepted scientific practice.

          7.6.2 Notwithstanding Section 7.6.1, IBP shall have the right to publish any data, results, or other information originating from any clinical trials related to any compound within a Compound Set or Product after the Research Period.

8.   Representations, Warranties, and Disclaimers

     8.1  Organization; Good Standing.   Each Party hereby represents to the
other Party on the Effective Date and thereafter throughout the Term that, to the best of its knowledge, it (a)

----------
* CONFIDENTIAL TREATMENT REQUESTED
is a corporation duly organized, validly existing, (b) is in good standing under the laws of the jurisdiction of its incorporation, (c) is qualified to do business and in good standing in each jurisdiction in which the performance of its obligations hereunder requires such qualification and (d) has all requisite power and authority, corporate or otherwise, and the legal right to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform under this Agreement.

     8.2  Binding Obligation; Due Authorization; No Conflict.   Each Party
hereby represents to the other Party on the Effective Date and thereafter throughout the Term that, to the best of its knowledge, this Agreement is a legal and valid obligation binding upon its execution and enforceable in accordance with its terms and conditions. The execution, delivery and performance of this Agreement by such Party have been duly authorized by all necessary corporate action, and the person executing this Agreement on behalf of such Party has been duly authorized to do so by all requisite corporate actions and do not and will not (a) require any consent or approval of its stockholders or any Third Party or (b) conflict with, or constitute a material breach or violation of, any agreement, instrument, understanding, oral or written, to which it is a party or by which it may be bound, and any judgment of any court or governmental body applicable to such a Party or (c) violate any law, decree, order, rule or regulation of any court, governmental body or administrative or other agency having authority over it.

     8.3  No Suit.   Each Party hereby represents to the other Party on the
Effective Date and thereafter throughout the Term, that it is aware of no action, suit or inquiry or investigation contemplated or instituted by any Third Party that questions or threatens the validity of this Agreement.

     8.4  Title to Intellectual Property Rights.   Each Party hereby represents
to the other Party that it has sufficient legal and beneficial title under its intellectual property rights necessary for the purposes contemplated under this Agreement and to grant the licenses contained in this Agreement.

     8.5  No Violations of Third Party Intellectual Property Rights.   Each
Party hereby represents to the other Party, it is not aware of any material communications alleging that it has violated or, by conducting its obligations or the Work Plan as currently proposed under this Agreement, it would violate any of the intellectual property rights of any Third Party.

     8.6  No Unauthorized Use Necessary.   Each Party hereby represents to the
other Party, there is no material unauthorized use, infringement or misappropriation of any of its Patent Rights, copyrights, trademarks, trade secret rights and know-how rights necessary or useful to perform the R&D Program as provided in the Work Plan.

     8.7  Proper Assignment of Inventions.   Each Party hereby represents to the
other Party that all of its employees, officers and consultants have executed agreements requiring assignment to the Party of all inventions made during the course of and as a result of their association with such Party and obligating the individual to maintain as confidential the Confidential Information of such Party.

     8.8  Disclaimers.   Each Party hereby acknowledges that the data and any
materials to be provided to such Party by the other Party under this Agreement will be of an experimental nature, provided without warranties, and neither Party shall accept any liability in connection with their use, storage and disposal by the other Party. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY ACKNOWLEDGES THAT THIS AGREEMENT PROVIDES FOR AN INNOVATIVE PROGRAM USING NEW TECHNOLOGIES AND THAT NO WARRANTY IS MADE REGARDING THE SUCCESS OF ANY RESEARCH DONE PURSUANT TO THIS AGREEMENT OR THE UTILITY OF ANY INFORMATION, MATERIALS OR TECHNOLOGY PROVIDED HEREUNDER. EACH PARTY EXPRESSLY DISCLAIMS ALL WARRANTIES AS TO THE VALIDITY OR SCOPE OF PATENTS AND PATENT CLAIMS, ISSUED AND PENDING, PROTECTING ITS TECHNOLOGY OR THAT ANY TECHNOLOGY WILL BE FREE FROM INFRINGEMENT OF PATENTS OR PROPRIETARY RIGHTS OF THIRD PARTIES, OR THAT NO THIRD PARTIES ARE IN ANY WAY INFRINGING PATENT RIGHTS.

     8.9  Limitation of Liability.   IN NO EVENT WILL EITHER PARTY, ITS
DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT.

9.   Indemnification

     9.1  Indemnification.

          9.1.1 IBP shall indemnify, defend, and hold harmless Diversa and its Affiliates and their directors, officers, employees, and agents and their respective successors, heirs and assigns, against any liability, damage, loss, or expense incurred by or imposed upon such persons or any one of them in connection with any claims, settlements, suits, actions, demands, or judgments arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any Compound, Compound Set, Compound Derivative or Product (or any process or service) that is made, used, marketed, or sold by IBP or its Affiliates or Sublicensees pursuant to any right or license granted under this Agreement; provided, however, that such indemnification right shall not apply to any liability, damage, loss, or expense to the extent directly attributable to the negligence, reckless misconduct, or intentional misconduct of a party seeking indemnification under this Section 9.1.1. None of Diversa and its Affiliates and their directors, officers, employees, and agents and their respective successors, heirs and assigns shall be entitled to indemnification for the settlement of any claim pursuant to this Agreement unless it obtains the prior written consent of IBP to such settlement.

          9.1.2 Diversa shall indemnify, defend, and hold harmless IBP and its Affiliates and their directors, officers, employees, and agents and their respective successors, heirs and assigns, against any liability, damage, loss, or expense incurred by or imposed upon such persons or any one of them in connection with any claims, settlements, suits, actions, demands, or judgments arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any Compound, Compound Set, Compound Derivative or Product (or any process or service) that is made, used, marketed, or sold by Diversa or its Affiliates or Sublicensees pursuant to any right or license granted under this Agreement; provided, however, that such indemnification right shall not apply to any liability, damage, loss, or expense to the extent directly attributable to the negligence, reckless misconduct, or intentional misconduct of a party seeking indemnification under this Section 9.1.2. None of Diversa and its Affiliates and their directors, officers, employees, and agents and their respective successors, heirs and assigns shall be entitled to indemnification for the settlement of any claim pursuant to this Agreement unless it obtains the prior written consent of IBP to such settlement.

     9.2  Procedures.   Any party (an "Indemnitee") that intends to claim
indemnification under Section 9.1 shall promptly notify either Diversa or IBP, as applicable (the "Indemnitor"), of any claim in respect of which the intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses of no more than the law firm representing all Indemnitees in the proceeding or related proceeding, to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other Party represented by such counsel in such proceedings. The indemnity agreement in Section 9.1 shall not apply to amounts paid in settlement of any loss, claim, liability or action if such settlement is effected without the consent of the Indemnitor. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, shall not relieve the Indemnitor of any liability to the Indemnitee under Section 9.1, except to the extent the Indemnitor has been prejudiced by such failure to give notice. Each Party and its Affiliates and their employees and agents shall cooperate fully with the other Party and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

10.  Term and Termination

     10.1  Term.   The term of this Agreement will commence as of the Effective
Date of this Agreement and, unless sooner terminated as provided hereunder, will expire on the later of (i) the last day of the Research Period (which is three years from the Effective Date, unless extended by mutual agreement by the Parties in accordance with this Agreement) or (ii) the expiration of the last License granted hereunder with respect to a Compound Set; provided, however, that by mutual written agreement of the Parties, the Research Period may be extended for successive one-year periods on each anniversary of the Effective Date, beginning with the third anniversary of the Effective Date. Any extension of the Research Period shall be exercised at least [***] before the term of the Research Period would otherwise expire.

     10.2  Mutual Consent.   This Agreement may be terminated at any time by
mutual written agreement of the Parties.

     10.3  Default.

           10.3.1  Notice of Default.   In the event any material representation
or warranty made hereunder by either Party shall be untrue ("Representation Default") or upon any breach or default of a material obligation of this Agreement by a Party ("Performance Default"), the Party not in Default ("Non-Defaulting Party") must first give the other Party ("Defaulting Party") written notice thereof ("Notice of Default"), which notice must state the nature of the untruthfulness, breach or default in reasonable detail and request the Defaulting Party cure such Default within [***].

           10.3.2  Termination for Default.   Subject to Section 4.5, the Non-
Defaulting Party may, in addition to any other remedies which may be available to such Non-Defaulting Party at law or equity, terminate this Agreement in the event of (a) a Representation Default by the Defaulting Party or (b) a Performance Default by the Defaulting Party; that has not been cured within [***] after receipt of a Notice of Default; or, if such Performance Default cannot be cured within such [***] period, and the Defaulting Party shall have failed to commence substantial remedial actions within such [***] period and to diligently pursue the same. Notwithstanding the foregoing, if a Representation or Performance Default is not curable by its nature, the Non-Defaulting Party may immediately terminate this Agreement with a Notice of Default to the Defaulting Party.

           10.3.3  Breach of Payment Obligations.   Notwithstanding the
foregoing, in the event that IBP fails to make timely payment of any amounts due under this Agreement within [***] after demand therefor, Diversa may terminate this Agreement upon [***] prior written notice, unless IBP cures such breach by paying all past-due amounts that are not the subject of a good-faith dispute between the Parties within such [***] notice period, provided that IBP shall be entitled to use such cure provision no more than once in any twelve (12) month period.

     10.4  Bankruptcy.

           10.4.1 A Party may terminate this Agreement if, during the Term, the other Party shall file in court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary petition in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution or similar

----------
* CONFIDENTIAL TREATMENT REQUESTED
process against it, filed in any insolvency proceeding, and such petition shall not be dismissed within ninety (90) days after the filing thereof, or if the other Party shall propose or be a Party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of creditors.

           10.4.2 All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that each Party that is a licensee of such rights under this Agreement shall retain and may fully exercise its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code, the Party hereto which is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, shall be, within [***] of the commencement of such proceeding, delivered to them (i) upon any such commencement of a bankruptcy proceeding upon their written request therefore, unless the Party subject to such proceeding (or a trustee on behalf of the subject Party) elects to continue to perform all of their obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefore by the non-subject Party.

     10.5  Disposition of Confidential Information.   In the event of
termination or expiration of this Agreement, the Parties shall return or destroy all forms of Confidential Information provided to them under this Agreement, within [***] after such termination or expiration, provided, however, that each Party may retain one copy of such Confidential Information for the sole purpose of use in any litigation resulting from this Agreement or the activities undertaken pursuant to this Agreement and further provided, that if Diversa is the breaching Party, IBP may retain Compound Set, if any, pursuant to the Licenses granted pursuant to Section 4.

     10.6  Effect of Termination or Expiration.   Termination or expiration of
this Agreement shall not relieve the Parties of any obligation accruing prior to such termination or expiration and shall not terminate any License granted prior to such termination or expiration. Except as otherwise provided herein, the provisions of Sections 5.1.1, 5.6, 7.1, 7.2, 7.3, 7.4, 7.6, 8.8, 8.9, 10.5 and
Articles 1, 9, 11, and 12 shall survive the expiration or termination of this Agreement, and the provisions of Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 6.3, 6.4, 6.5, 6.6, 6.7, and 6.8 shall survive the termination of this Agreement with respect to any License granted prior to such termination. Termination of this Agreement pursuant to Section 10.3 shall not limit any other rights and remedies of the terminating Party.

11.  Dispute Resolution

     11.1  Informal Dispute Resolution.   In the event that a controversy, claim
or dispute arises under this Agreement (each, a "Dispute") between the Parties, either Party may, by written

----------
* CONFIDENTIAL TREATMENT REQUESTED
notice to the other Party, have such Dispute referred to the Chief Executive Officer of Diversa and the Chief Executive Officer of IBP, or their successors or counterparts (the "Senior Executives"), for resolution by good faith negotiations at a mutually convenient location and time within [***] after such notice is received. If the Parties are unable to reach agreement with respect to a Dispute between the Parties pursuant to this Section 11.1, then such Dispute shall be resolved as described in Section 11.2.

     11.2  Mediation.   If the Dispute is not resolved within [***] after
referral under Section 11.1, or such other time as mutually agreed upon in writing by the Parties, the Parties shall submit the matter to non-binding mediation to be administered by the Judicial Arbitration and Mediation Services, Inc. (the "JAMS") under its rules governing mediation in effect at such time (the "Mediation Rules"). The Party desiring such mediation shall initiate it in accordance with the Mediation Rules of JAMS. Upon delivery of the mediation request, the Parties shall endeavor in good faith to select a neutral mediator who is acceptable to each Party. If the Parties have not selected a mutually acceptable neutral mediator within five (5) business days after delivery of the mediation request, they shall notify the JAMS and request JAMS to appoint a mediator in accordance with the Mediation Rules. Unless otherwise agreed upon by the Parties, all mediation sessions shall be held at the JAMS regional office within California. The Parties shall endeavor in good faith to resolve the Dispute through the mediation process contemplated by this Section and neither Party shall be entitled unilaterally to terminate the mediation prior to [***] after the appointment of a mediator. Upon any termination of such mediation proceeding by either Party after such [***] period, the Parties may submit the Dispute to the appropriate court of law pursuant to Section 11.3.

     11.3  Court of Law.   Any Dispute under this Agreement that is not settled
pursuant to Sections 11.1 or 11.2 shall be finally decided in the appropriate court of law or equity. Except as otherwise expressly provided in this Agreement, the costs of such legal action, including court fees, shall be borne equally by the Parties and each Party shall bear its own costs and attorneys' and witness' fees incurred in connection with the litigation.

     11.4  Confidentiality.   The Parties hereby mutually agree that the
existence, terms, content and decision of any Dispute resolution pursuant to
Section 11.1 or 11.2, as well as all information or documents relating thereto, shall be maintained in confidence and not be given, shown, disclosed to or discussed with any Third Party, except (a) by prior written agreement of both Parties; (b) during any legal proceeding to protect or secure a Party's rights under such Dispute resolution; (c) to counsel and accountants who shall agree to maintain its confidentiality; (d) to the extent required by applicable reporting requirements; and (e) upon compulsory legal process.

12.  Miscellaneous

     12.1  Relationship of Parties.   It is expressly agreed that Diversa and
IBP shall be independent contractors and that nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, distributorship, employer-employee or joint venture relationship

----------
* CONFIDENTIAL TREATMENT REQUESTED
between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

     12.2  Governing Law.   This Agreement shall be governed by and construed in
accordance with the laws of the State of California without regard to those provisions governing conflicts of law.

     12.3  Binding Effect.   This Agreement and all rights and obligations
hereunder shall inure to the benefit of and be binding upon the Parties, their Affiliates, and their respective lawful successors and assigns (including, without limitation, any successor to a Party upon a Change of Control).

     12.4  Assignment.   Except as otherwise provided herein, neither this
Agreement nor any interest hereunder will be assignable in part or in whole by any Party without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement to any of its Affiliates or to any successor by merger or sale of substantially all of its business to which this Agreement relates (provided that, in the event of such merger or sale, no intellectual property of any acquiring corporation that is not a Party on the Effective Date shall be included in the technology licensed hereunder). This Agreement will be binding upon the successors and permitted assigns of the Parties. Any assignment which is not in accordance with this Section shall be void.

     12.5  Notices.   All notices, requests, demands and other communications
required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, recognized international overnight courier or confirmed facsimile transmission to the following addresses or facsimile numbers:

If to IBP:                                                If to Diversa:

[***]                                                     [***]

With a copy to:                                           with a copy to:

[***]                                                     [***]

     Either Party may change its designated address and facsimile number by notice to the other Party in the manner provided in this Section.

     12.6  Exports.   The Parties acknowledge that the export of technical data, materials or Products is subject to the exporting Party receiving any necessary export licenses and that the Parties cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either Party. Diversa and IBP agree not to export or re-export, directly or indirectly, any information, technical data, the direct product of such data, samples, Products or equipment received or generated under this Agreement in violation of any applicable export

----------
* CONFIDENTIAL TREATMENT REQUESTED
control laws or governmental regulations. Diversa and IBP agree to obtain similar covenants from their licensees, Sublicensees and contractors with respect to the subject matter of this paragraph.

     12.7  Amendment and Waiver.   This Agreement may be amended, supplemented,
or otherwise modified only by means of a written instrument signed by both Parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

     12.8  Severability.   In the event that any provision of this Agreement
shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and the Parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.

     12.9  Third Parties.   Nothing in this Agreement, express or implied, is
intended to confer upon any Party, other than the Parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     12.10 Entire Agreement.   Subject to any applicable provisions of the
Confidential Disclosure Agreement between the Parties executed on July 17, 2000, that do not contradict the terms of this Agreement, this Agreement and the exhibits hereto constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, and understandings of the Parties. No Party hereto shall be liable or bound to the other in any manner by any warranties, representations or covenants with respect to the subject matter hereof except as specifically set forth herein.

     12.11 Regulatory Filings.   IBP shall have sole responsibility for making
all regulatory filings worldwide, including, without limitation, all filings required by the Biodiversity Convention and other legislation related to the ownership or use of biological resources, and obtaining the necessary approvals to market Products. Diversa will cooperate to provide information required to make and maintain such filings, as appropriate.

     12.12 Force Majeure.   Neither Party shall be held liable or responsible to
the other Party, nor be deemed to be in breach of this Agreement, for failure or delay in fulfilling or performing any provisions of this Agreement (other than payment obligations) when such failure or delay is caused by or results from any cause whatsoever outside the reasonable control of the Party concerned including, but not limited to, fire, explosion, breakdown of plant, damage to plant material by pests or otherwise, strike, lock-out, labor disputes, casualty or accident, lack or failure of transportation facilities, flood, lack or failure of sources of supply or of labor, raw materials or energy, civil commotion, embargo, any law, regulation, decision, demand or requirement of any national or local government or authority. The Party claiming relief shall, without delay, notify the other Party by registered airmail or by telefax of the interruption and cessation thereof and shall use its best efforts to remedy the effects of such hindrance with all reasonable dispatch. The onus of proving that any such Force Majeure event exists shall rest upon the Party so asserting. During the period that one Party is prevented from performing its obligations under this Agreement due to a Force Majeure event, the other Party may, in its sole discretion, suspend any obligations that relate thereto. Upon cessation of such Force Majeure event the Parties hereto shall use their best efforts to make up for any suspended obligations. If such Force Majeure event is anticipated to continue, or has existed for nine (9) consecutive months or more, this Agreement may be forthwith terminated by either Party by registered airmail or by telefax. In case of such termination the terminating Party will not be required to pay to the other Party any indemnity whatsoever.

     12.13 Withholding.   To the extent any Party is required by law to withhold
or to make tax payments on behalf of or with respect to the other Party, the first Party may withhold such amounts and make such tax payments as so required. For purposes of this Agreement, any such payments or withholdings shall be treated as a payment to Party on behalf of whom the withholding or payment was made.

     12.14 No Trademark Rights.   Except as otherwise provided herein or agreed
to in advance in writing, no right, express or implied, is granted by this Agreement to use in any manner the names "IntraBiotics" or "Diversa," or any other trade name or trademark of a Party or the names of any employees thereof, for any purpose other than for the Parties' own internal purposes.

     12.15 Counterparts.   This Agreement may be executed via facsimile and in
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when there exist copies hereof which, when taken together, bear the authorized signatures of each of the Parties hereto. Only one such counterpart signed by the Party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

     12.16 Titles and Subtitles; Form of Pronouns; Construction and Definitions. The titles of the sections and paragraphs of this Agreement are for convenience only and are not to be considered in construing this Agreement. All pronouns used in this Agreement shall be deemed to include masculine, feminine and neuter forms, the singular number includes the plural and the plural number includes the singular. Unless the context otherwise requires, the term "including" shall mean "including, without limitation."

     In Witness Whereof, the undersigned have duly executed and delivered this Agreement as a sealed instrument effective as of the date first above written.


                              DIVERSA CORPORATION


                              By:/s/ Jay M. Short
                                 ----------------
                              Name:  Jay M. Short, Ph.D.
                              Title:  President and Chief Executive Officer


                              INTRABIOTICS PHARMACEUTICALS, INC


                              By:/s/ Kenneth J. Kelley
                                 ---------------------
                              Name:  Kenneth J. Kelley
                              Title:  Chairman and Chief Executive Officer